UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Hyperfine, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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351 New Whitfield Street

Guilford, Connecticut 06437

April 25, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 annual meeting of stockholders of Hyperfine, Inc. to be held at 11:00 a.m., Eastern Time, on Wednesday, June 8, 2022. This year’s annual meeting will be conducted solely via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/HYPR2022. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about Hyperfine, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, seven persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 26, 2022, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting, and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Hyperfine, Inc.

Sincerely,

Dave Scott
President and Chief Executive Officer

351 New Whitfield Street

Guilford, Connecticut 06437

April 25, 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TIME:	11:00 a.m. Eastern Time

DATE:	Wednesday, June 8, 2022

ACCESS:	This year’s annual meeting will be held virtually via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYPR2022 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive.

PURPOSES:

1.	To elect seven directors to serve one-year terms expiring in 2023;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Hyperfine, Inc. Class A common stock or Class B common stock at the close of business on April 20, 2022. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 351 New Whitfield Street, Guilford, Connecticut 06437. If you wish to view this list, please contact our Corporate Secretary at Hyperfine, Inc. 351 New Whitfield Street, Guilford, Connecticut 06437, (866) 796-6767. Such list will also be available for examination by the stockholders during the annual meeting at www.virtualshareholdermeeting.com/HYPR2022.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

Neela Paykel
General Counsel, Chief Compliance Officer and Corporate Secretary

Hyperfine, Inc.

351 New Whitfield Street

Guilford, Connecticut 06437

PROXY STATEMENT FOR THE HYPERFINE, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2022

This proxy statement, along with the accompanying notice of 2022 annual meeting of stockholders, contains information about the 2022 annual meeting of stockholders of Hyperfine, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m., Eastern Time, on Wednesday, June 8, 2022. As a result of the ongoing COVID-19 pandemic and because hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting, this year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/HYPR2022. You will not be able to attend the annual meeting in person.

In this proxy statement, we refer to Hyperfine, Inc. and its wholly-owned subsidiaries as “Hyperfine,” the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 26, 2022, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2022

This proxy statement, the Notice of Annual Meeting of Stockholders and our 2021 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.hyperfine.io. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Hyperfine, Inc., Attn: Investor Relations, 351 New Whitfield Street, Guilford, Connecticut 06437. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2022 annual meeting of stockholders to be held virtually, on Wednesday, June 8, 2022, at 11:00 a.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of our Class A common stock or Class B common stock (together, the “common stock”) on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about April 26, 2022.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

Due to the continuing public health impact of COVID-19 and to support the health and well-being of our stockholders, and because hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.

How do I Access the Virtual Annual Meeting?

The live audio webcast of the annual meeting will begin promptly at 11:00 a.m., Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log in and test your device’s audio system. The virtual annual meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the annual meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the annual meeting.

To be admitted to the virtual annual meeting, you will need to log in at www.virtualshareholdermeeting.com/HYPR2022 using the 16-digit control number found on the Notice or the proxy card previously mailed or made available to stockholders entitled to vote at the annual meeting.

Will I Be Able to Ask Questions and Have These Questions Answered During the Virtual Annual Meeting?

Stockholders may submit questions for the annual meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/HYPR2022, typing your question into the ‘‘Ask a Question” field, and clicking ‘‘Submit.” Please submit any questions before the start time of the meeting. Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, as time permits. Additional information regarding the ability of stockholders to ask questions during the annual meeting, related to rules of conduct and other materials for the annual meeting will be available at www.virtualshareholdermeeting.com/HYPR2022.

What Happens if There Are Technical Difficulties During the Annual Meeting?

Beginning 15 minutes prior to, and during, the annual meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support line available at www.virtualshareholdermeeting.com/HYPR2022.

Who May Vote?

Only stockholders of record at the close of business on April 20, 2022 will be entitled to vote at the annual meeting. As of the close of business on the record date, there were 70,332,349 shares of our common stock outstanding and entitled to vote, including 55,277,061 shares of Class A common stock and 15,055,288 shares of Class B common stock. Our Class A common stock and Class B common stock are our only classes of voting stock.

If on April 20, 2022 your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on April 20, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Class A common stock that you own entitles you to one (1) vote and each share of our Class B common stock that you own entitles you to twenty (20) votes.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or AGAINST for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 7, 2022.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying Hyperfine’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•

by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director will be elected by the affirmative vote of a majority of the votes cast affirmatively or negatively the election of the nominees. For each nominee, you may vote either FOR or AGAINST such nominee. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, our audit committee of our board of directors will reconsider its selection.

The Vice Chairperson of our board of directors, Dr. Rothberg, beneficially owns 100% of our Class B common stock and controls a majority of the voting power of all of our outstanding shares of capital stock. As a result, Dr. Rothberg has the power to elect each of the nominees named in this proxy statement and ratify the appointment of our independent registered public accounting firm.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority in voting power of our common stock issued and outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

This year, our annual meeting will be held in a virtual meeting format only. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/HYPR2022 shortly before the meeting time, and follow the instructions for downloading the webcast. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Hyperfine, Inc. stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Corporate Secretary at: Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437 or (866) 796-6767. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card; or

•	following the instructions provided when you vote over the Internet.

Description of the Business Combination Completed in December 2021

On December 22, 2021, HealthCor Catalio Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company with limited liability (“HealthCor” and after the Business Combination described herein, the “Company”), after domesticating as a Delaware corporation on December 21, 2021, consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of July 7, 2021 (the “Business Combination Agreement”), by and among HealthCor, Optimus Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of HealthCor (“Merger Sub I”), Optimus Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of HealthCor (“Merger Sub II”), Hyperfine, Inc., a Delaware corporation (“Legacy Hyperfine”), and Liminal Sciences, Inc., a Delaware corporation (“Liminal”). On December 22, 2021, immediately upon the consummation of the Business Combination, and such completion, the “Closing” and such date, the “Closing Date”, Merger Sub I merged with and into Legacy Hyperfine (the “Hyperfine Merger”), with Hyperfine surviving the Hyperfine Merger as a wholly owned subsidiary of HealthCor, and Merger Sub II merged with and into Liminal (the “Liminal Merger”), with Liminal surviving the Liminal Merger as a wholly owned subsidiary of HealthCor. In addition, immediately prior to the Closing, HealthCor issued 12,610,000 shares of Class A common stock at a purchase price of $10.00 per share (the “PIPE Investment”) to certain institutional investors and accredited investors (the “PIPE Investors”). In connection with the Business Combination, HealthCor changed its name to “Hyperfine, Inc.,” Legacy Hyperfine changed its name to “Hyperfine Operations, Inc.” and Liminal changed its name to “Liminal Operations, Inc.” and subsequently to “Liminal Sciences, Inc.” Following the Closing, the Company’s Class A common stock is listed on the Nasdaq Global Market under the symbol “HYPR”. Unless the context requires otherwise, references in this proxy statement to the “Company,” “we,” “us,” and “our” refer to Hyperfine, Inc. and its wholly-owned subsidiaries, including Legacy Hyperfine and Liminal, as the case may be.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of April 1, 2022 by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•	each of the Company’s executive officers and directors; and

•	all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Shares of Class A common stock issuable upon exercise of options currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 55,277,061 shares of the Company’s Class A common stock and 15,055,288 shares of the Company’s Class B common stock issued and outstanding as of April 1, 2022.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of Shares Class B Common Stock	%	Voting Power**
Directors and Executive Officers:
Jonathan M. Rothberg, Ph.D.(1)	2,208,113	3.9%	15,055,288	100%	84.8%
Dave Scott(2)	12,500	*	—	—	*
Alok Gupta	—	—	—	—	—
Khan Siddiqui, M.D.(3)	198,322	*	—	—	*
Neela Paykel(4)	17,937	*	—	—	*
Scott White	—	—	—	—	—
R. Scott Huennekens	—	—	—	—	—
John Dahldorf	—	—	—	—	—
Ruth Fattori(5)	100,891	*	—	—	*
Maria Sainz	—	—	—	—	—
Daniel J. Wolterman	—	—	—	—	—
All Current Directors and Executive Officers of the Company as a Group (11 Individuals)(6)	2,537,763	4.5%	15,055,288	100%	84.8%
Five Percent Holders:
Jonathan M. Rothberg, Ph.D.(1)	2,208,113	3.9%	15,055,288	100%	84.8%
HC Sponsor LLC(7)	6,534,000	11.8%	—	—	1.8%

*	Indicates beneficial ownership of less than 1%.
**

Percentage of total voting power represents voting power with respect to all shares of the Company’s Class A common stock and the Company’s Class B common stock as a single class. Each share of the Company’s Class B common stock is entitled to 20 votes per share and each share of the Company’s Class A common stock is entitled to one vote per share.

(1)

Consists of shares of the Company’s Class A common stock and Class B common stock held by Jonathan M. Rothberg, Ph.D., Dr. Rothberg’s spouse, 4C Holdings I, LLC, 4C Holdings V, LLC, 2012 JMR Trust Common, LLC and 23rd Century Capital LLC, and options to purchase 982,500 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Dr. Rothberg. Dr. Rothberg, the Founder of Legacy Hyperfine and Liminal, is the sole manager of 4C Holdings I, LLC, 4C Holdings V, LLC and 2012 JMR Trust Common, LLC and has sole voting and investment control of the Company’s Class A common stock and Class B common stock owned by those entities. Dr. Rothberg’s son is the manager of 23rd Century Capital LLC. Dr. Rothberg disclaims beneficial ownership of the shares held by his spouse and 23rd Century Capital LLC.

(2)	Consists of options to purchase 12,500 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Mr. Scott.
(3)	Consists of options to purchase 198,322 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Dr. Siddiqui.
(4)	Consists of options to purchase 17,937 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Ms. Paykel.
(5)

Consists of 891 shares of the Company’s Class A common stock held by Ms. Fattori and options to purchase 100,000 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Ms. Fattori.

(6)	See footnotes 1 through 5.
(7)

Consists of 5,534,000 shares held directly by the HC Sponsor LLC and 1,000,000 shares purchased in the PIPE Investment by entities affiliated with HC Sponsor LLC (such affiliates, the “HC Affiliates”). HC Sponsor LLC is managed by its manager, HealthCor Sponsor Investments LLC, which is managed by its manager, HealthCor Group, LLC, which also indirectly manages the HC Affiliates. Arthur Cohen and Joseph Healey are the controlling members of HealthCor Group, LLC. As such, Messrs. Cohen and Healey have voting and investment discretion with respect to the shares held by each of HC Sponsor LLC and the HC Affiliates and may be deemed to have shared beneficial ownership of these shares. The business address for these individuals and entities is 55 Hudson Yards, 28th Floor, New York, NY 10001.

MANAGEMENT AND CORPORATE GOVERNANCE

Board of Directors and Management

Effective as of the Closing Date, and in connection with closing of the Business Combination, each the executive officers of HealthCor resigned and were replaced by certain members of the management team of Legacy Hyperfine, and each of the directors of HealthCor resigned and the stockholders elected seven directors to serve on the Company’s board of directors (the “Hyperfine Board”). Accordingly, the following table sets forth certain information concerning our executive officers and directors as of April 1, 2022:

Name	Age	Position
Executive Officers:
Dave Scott	51	President, Chief Executive Officer and Director
Alok Gupta	56	Chief Financial Officer
Khan Siddiqui, M.D.	48	Chief Medical Officer and Chief Strategy Officer
Neela Paykel	53	General Counsel, Chief Compliance Officer and Corporate Secretary
Scott White	48	Chief Commercial Officer
Non-Employee Directors:
R. Scott Huennekens	57	Executive Chairperson
Jonathan M. Rothberg, Ph.D.	58	Vice Chairperson
John Dahldorf	65	Director
Ruth Fattori	70	Director
Maria Sainz	56	Director
Daniel J. Wolterman	65	Director

Executive Officers

Dave Scott has served as our President since March 2022 and as our Chief Executive Officer and as a director of the Company since the Closing of the Business Combination in December 2021 and had served as Chief Executive Officer of Legacy Hyperfine since May 2021. Prior to joining the Company, Mr. Scott led advanced Research and Development innovation teams as an Executive at Apple, Inc.’s confidential Special Projects Group from October 2019 to May 2021. From 2015 to 2019, Mr. Scott was the Chief Operating Officer and EVP of Research and Development for Verb Surgical, an independent start-up company formed by Google and Johnson & Johnson to develop surgical platforms, including advanced surgical robotics. Mr. Scott previously served as Divisional VP of Research and Development for Abbott Medical Optics and as VP of Research and Development at OptiMedica, later acquired by Abbott Medical Optics. In addition, Mr. Scott led Intuitive Surgical’s advanced imaging technologies team, which designed, developed and brought to market the visualization platform for the da Vinci® robotic surgical system. Mr. Scott has been awarded over 25 patents in X-ray imaging, medical endoscopy and laser surgery applications. Mr. Scott serves on the Board of Directors at the Alfred Mann Foundation and holds a Bachelor of Science in Aerospace Engineering from the University of Kansas and a Master of Science in Aerospace Engineering from the University of Colorado, Boulder. Mr. Scott’s qualifications to serve on the Hyperfine Board include his leadership experience in the medical technology industry, as well as his knowledge of our business.

Alok Gupta has served as our Chief Financial Officer since the Closing of the Business Combination in December 2021 and had served as Chief Financial Officer of Legacy Hyperfine since August 2021. Prior to joining the Company, Mr. Gupta served as the Chief Financial Officer and Chief Strategy Officer of Halio, Inc., an electrochromic smart glass company providing an intelligent platform for daylight management, from October 2019 to August 2021. From 2014 to 2019, Mr. Gupta was Managing Director at Mizuho Securities. Mr. Gupta received a Bachelor of Science degree in Mechanical Engineering from Jiwaji University, a Master of Science degree in Manufacturing Systems Engineering from Oklahoma State University and a Master of Business Administration degree from the University of California, Los Angeles.

Khan Siddiqui, M.D. has served as our Chief Medical Officer and Chief Strategy Officer since the Closing of the Business Combination in December 2021 and had served as Chief Medical Officer and Chief Strategy Officer of Legacy Hyperfine since January 2020. Dr. Siddiqui also serves on a medical advisory board of 4Catalyzer that provides services to 4Catalyzer companies. Prior to joining the Company, Dr. Siddiqui founded and served in leadership roles at higi, Inc. as the Chief Executive Officer from 2012 to 2013 and the Chief Medical Officer and Chief Technology Officer from 2013 to 2019. Prior to founding higi, Inc., he held leadership roles at Microsoft, Johns Hopkins University, and University of Maryland. Dr. Siddiqui received an M.D. degree from Aga Khan University in Karachi, Pakistan, completed his radiology residency at Geisinger Health System, and completed a fellowship in imaging informatics at the University of Maryland Medical Center.

Neela Paykel has served as our General Counsel and Corporate Secretary since the Closing of the Business Combination in December 2021, has served as our Chief Compliance Officer since March 2022, and had served as General Counsel of Legacy Hyperfine since May 2021. Prior to joining the Company, Ms. Paykel served as the deputy general counsel at Waymo, LLC, an autonomous vehicle technology company, from November 2018 to April 2021. From 2016 to 2018, Ms. Paykel was the Vice President, Legal Affairs and Compliance at Proteus Digital Health. Ms. Paykel received a Bachelor of Arts in International Business Administration from Illinois Wesleyan University and a Juris Doctor degree from The George Washington University Law School.

Scott White has served as our Chief Commercial Officer since the Closing of the Business Combination in December 2021 and had served as Chief Commercial Officer of Legacy Hyperfine since September 2021. Prior to joining the Company, Mr. White served as the Vice President of Global Sales for Rapid Micro Biosystems, Inc., a newly public biotech company focused on microbiology automation, from 2018 to September 2021. From 2017 to 2018, Mr. White was the Market President for Compass Surgical Partners, LLC, a private healthcare management firm. Mr. White also previously served as the Managing Partner for the Florida Market of Surgery Center Development Co., LLC, a private management company for outpatient surgery centers, from 2015 to 2017. Mr. White received a Bachelor of Science in Business Administration from the University of Florida and a Master in Business Administration from the University of Miami.

Non-Employee Directors

R. Scott Huennekens has served as the Executive Chairperson of the Hyperfine Board since the Closing of the Business Combination in December 2021 and had served as the Executive Chairperson of Legacy Hyperfine’s board of directors since April 2021. Mr. Huennekens also serves as member of the board of directors of Acutus Medical, Inc., Envista Holdings Corporation and NuVasive, Inc., and was previously on the board of REVA Medical, Inc. and ViewRay, Inc. From August 2015 to December 2018, Mr. Huennekens was the President, Chief Executive Officer and Chairman of the board for Verb Surgical. Prior to joining Verb Surgical in 2015, Mr. Huennekens was President, Chief Executive Officer and a board member of Volcano Corporation for 13 years. Mr. Huennekens received a Bachelor of Science degree in Business Administration from the University of Southern California, and a Master of Business Administration degree from Harvard Graduate School of Business. Mr. Huennekens’ qualifications to serve on the Hyperfine Board include his extensive executive experience in the biomedical technology industry and his significant corporate governance experience.

Jonathan M. Rothberg, Ph.D. is the Founder of Legacy Hyperfine and Liminal and has served as Vice Chairperson of the Hyperfine Board since the Closing of the Business Combination in December 2021 and had served on the board of directors of Legacy Hyperfine since 2014 and the board of directors of Liminal since 2018. Dr. Rothberg previously served as Legacy Hyperfine’s Chief Executive Officer from 2014 to 2021. Dr. Rothberg is a scientist and entrepreneur who was awarded the National Medal of Technology and Innovation, the nation’s highest honor for technological achievement, by President Obama for inventing and commercializing high-speed DNA sequencing. Dr. Rothberg is the Founder of the 4Catalyzer medical technology incubator and the Founder and Chairman of its companies: Legacy Hyperfine, Liminal, Quantum-Si Incorporated, Butterfly Network, Inc., AI Therapeutics, Inc. (formerly LAM Therapeutics, Inc.), Tesseract Health, Inc., Protein Evolution, Inc., and Detect, Inc. (formerly Homodeus Inc.). These companies focus on using inflection points in medicine, such as deep learning, next-generation sequencing, and the silicon supply chain, to address global healthcare challenges. Dr. Rothberg previously founded and served as Chairman, Chief Executive Officer, and Chief Technology Officer of Ion Torrent Systems, Inc. from 2007 to 2010, and founded and served as Chairman and Chief Executive Officer of RainDance Technologies, Inc. from 2004 to 2009. From 1999 to 2007, Dr. Rothberg co-founded and served as Chairman of ClarifI, Inc., and from 1999 to 2006, he founded and served as Chairman, Chief Executive Officer and Chief Technology Officer of 454 Life Sciences Corporation. With 454 Life Sciences, Dr. Rothberg brought to market the first new way to sequence genomes since Sanger and Gilbert won the Nobel Prize for their method in 1980. With 454’s technology, Dr. Rothberg sequenced the first individual human genome, and with Svante Paabo he initiated the first large-scale effort to sequence ancient DNA (The Neanderthal Genome Project). Prior to 454 Life Sciences, Dr. Rothberg founded and served as Chairman and Chief Executive Officer of CuraGen Corporation from 1993 to 2004. Dr. Rothberg’s contributions to the field of genome sequencing include the first non-bacterial cloning method (cloning by limited dilution) and the first massively parallel DNA sequencing method (parallel sequencing by synthesis on a single substrate), concepts that have formed the basis for all subsequent next generation sequencing technologies. Dr. Rothberg is an Ernst and Young Entrepreneur of the Year, is the recipient of The Wall Street Journal’s First Gold Medal for Innovation, SXSW Best in Show, Nature Methods First Method of the Year Award, the Connecticut Medal of Technology, the DGKL Biochemical Analysis Prize, and an Honorary Doctorate of Science from Mount Sinai. Dr. Rothberg is a member of the National Academy of Engineering, a member of the Connecticut Academy of Science and Engineering, a trustee of Carnegie Mellon University and an Adjunct Professor of Genetics at Yale University. Dr. Rothberg serves as Chairman of the board of directors of Butterfly Network, Inc. (NYSE: BFLY) and Executive Chairman of the board of directors of Quantum-Si Incorporated (Nasdaq: QSI). Dr. Rothberg has served as Interim Chief Executive Officer of Quantum-Si Incorporated since February 2022. Dr. Rothberg received his Ph.D., M.Phil. and M.S. in biology from Yale University and his B.S. in chemical engineering from Carnegie Mellon University. Dr. Rothberg’s qualifications to serve on the Hyperfine Board include his significant scientific, executive and board leadership experience in the technology industry, as well as his knowledge of our business as the Founder of Legacy Hyperfine and Liminal.

John Dahldorf has served on the Hyperfine Board since the Closing of the Business Combination in December 2021. Since 2017, Mr. Dahldorf serves as the Chief Financial Officer of Santa Cruz Nutritionals. From 2015 to 2017, Mr. Dahldorf was the Chief Financial Officer of Acutus Medical, Inc. Mr. Dahldorf received a Bachelor of Finance and Master of Business Administration from Western Illinois University. Mr. Dahldorf’s qualifications to serve on the Hyperfine Board include his extensive financial and accounting experience.

Ruth Fattori has served on the Hyperfine Board since the Closing of the Business Combination in December 2021 and had served on the board of directors of Legacy Hyperfine since August 2021. Since January 2019, Ms. Fattori serves as the Managing Partner of Pecksland Partners, a consulting firm dedicated to advising board of directors, CEOs and senior executives on human resources issues. Ms. Fattori also serves as a Senior Advisor at the Boston Consulting Group supporting their CEO Advisory program and People and Organization Practice. From February 2013 through December 2018, Ms. Fattori served in various roles at PepsiCo, Inc., most recently as Executive Vice President and Chief Human Resources Officer. From 2010 to February 2013, Ms. Fattori served as Managing Partner of Pecksland Partners, and from 2008 to 2009 she was Executive Vice President and Chief Administrative Officer for MetLife. Earlier, Ms. Fattori was the Executive Vice President and Chief Human Resources Officer at Motorola. Ms. Fattori serves on the board of directors of Quantum-Si Incorporated. Ms. Fattori received a Bachelor of Science in mechanical engineering from Cornell University. Ms. Fattori’s qualifications to serve on the Hyperfine Board include her extensive executive and human resources management experience.

Maria Sainz has served on the Hyperfine Board since the Closing of the Business Combination in December 2021. Ms. Sainz also serves as member of the board of directors of ShockWave Medical, Inc., Avanos Medical, Inc. and Atrion Corporation, and was previously on the board of Orthofix Medical Inc., Iridex Corporation and MRI Interventions, Inc. Ms. Sainz served as the President and CEO of Aegea Medical, a medical device company in the women’s health space focused on the development of technology for endometrial ablation, from May 2018 through February 2021. Prior to that, she served as the President and CEO of Cardiokinetix, a medical device company, from 2012 until 2017. Ms. Sainz received a Bachelor of Arts in Linguistics from the University Complutense in Madrid, Spain and a Masters in International Business from the American Graduate School of International Management. Ms. Sainz’s qualifications to serve on the Hyperfine Board include her leadership experience in the healthcare industry.

Daniel J. Wolterman has served on the Hyperfine Board since the Closing of the Business Combination in December 2021. Mr. Wolterman is currently Chief Executive Officer of Wolterman Consulting LLC, a provider of strategic and operational consulting services to healthcare providers and other entities. From January 2018 to April 2019, Mr. Wolterman served as Chief Executive Officer of ColubrisMX, Inc. and X-Cath, Inc., both privately held medical device companies. Mr. Wolterman previously served as President and Chief Executive Officer of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement from Memorial Hermann in May 2016. Mr. Wolterman has more than 40 years of experience in the healthcare industry and a long history of community involvement. Mr. Wolterman has served as a member of the board of directors of NuVasive, Inc. since July 2015 and the chairman of the board of directors of NuVasive, Inc. since May 2021. Mr. Wolterman previously served on the board of directors of Invuity, Inc. and Volcano Corporation. In addition, Mr. Wolterman was the 2016 Inductee into the Texas Business Hall of Fame. Mr. Wolterman received a Bachelor of Science degree in business administration and a Master of Business Administration degree from the University of Cincinnati and a Master of Healthcare Administration degree from Xavier University. Mr. Wolterman’s qualifications to serve on the Hyperfine Board include his leadership experience in the healthcare industry.

There are no family relationships between or among any of our directors or executive officers.

There are no legal proceedings to which any of our directors or executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Diversity

Board Diversity Matrix (As of April 1, 2022)
Total Number of Directors
7
	Female	Male	Non- Binary	Did Not Disclose Gender
Gender:
Directors	2	5	—	—
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	—	—	—
South Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Persons with Disabilities	—

Controlled Company Exemption

Jonathan M. Rothberg, Ph.D. beneficially owns a majority of the voting power of all outstanding shares of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules.

Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that director nominees must either be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. As a result, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these standards and, depending on the board’s independence determination with respect to our then—current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.

Composition of the Board of Directors

Our business and affairs will be managed under the direction of our board of directors. Our board of directors is declassified and the directors will be elected annually.

Independence of the Board of Directors

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we have determined that John Dahldorf, Ruth Fattori, Maria Sainz and Daniel J. Wolterman, representing four of our directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

Board Committees

The standing committees of the Hyperfine Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The Hyperfine Board may from time to time establish other committees.

Our chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of the Hyperfine Board will provide appropriate risk oversight of our activities given the controlling interests held by Jonathan M. Rothberg, Ph.D.

Meeting Attendance

During the fiscal year ended December 31, 2021, prior to the Closing of the Business Combination on December 22, 2021, there were seven meetings of HealthCor’s board of directors and the various committees of HealthCor’s board of directors met a total of four times. From the Closing on December 22, 2021 through December 31, 2021, there were no meetings of the Hyperfine Board and one meeting of its compensation committee. No director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board of directors on which such director served during the fiscal year ended December 31, 2021. The board of directors has adopted a policy under which each member of the board of directors makes every effort to but is not required to attend each annual meeting of our stockholders.

Audit Committee

During the fiscal year ended December 31, 2021, prior to the Closing of the Business Combination on December 22, 2021, there were four meetings of HealthCor’s audit committee. From the Closing on December 22, 2021 through December 31, 2021, there were no meetings of our audit committee. Our audit committee consists of John Dahldorf, who serves as the chairperson, Maria Sainz and Daniel J. Wolterman. Each member of the audit committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act. The Hyperfine Board has determined that Mr. Dahldorf qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our independent registered public accounting firm. Please see the report of the audit committee set forth elsewhere in this proxy statement.

The board of directors has adopted a written charter for the audit committee which is available on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Compensation Committee

Our compensation committee met once during the period from the Closing on December 22, 2021 through December 31, 2021, and HealthCor’s compensation committee did not meet during the year ended December 31, 2021. Our compensation committee consists of Ruth Fattori, who serves as the chairperson, and John Dahldorf. Our board of directors has determined that all members of the compensation committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program, including recommending to the board of directors the approval of the compensation of our Chief Executive Officer and our directors, and approving the compensation of our other executive officers, (2) administering and monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report, if required, in our proxy statement under the rules and regulations of the SEC.

Beginning in 2022 with respect to 2021 performance, the compensation committee evaluates each executive officer’s performance for the prior year. In connection with the annual review cycle, Mr. Scott, our President and Chief Executive Officer, meets with our executive officers to discuss our accomplishments and the individual’s performance and contributions during the prior year. Mr. Scott also evaluates company performance against corporate goals. This process leads to a recommendation by Mr. Scott to the compensation committee with respect to each executive officer, other than himself, as to:

•	the achievement of corporate goals and individual performance;

•	the level of contributions made to the general management and leadership of the Company;

•	the appropriateness of salary increases; and

•	the amount of bonuses to be paid, if any.

These recommendations are reviewed and taken into account by the compensation committee, together with the compensation committee’s evaluation of Mr. Scott’s performance and contributions. The compensation committee then approves the compensation of our executive officers other than our President and Chief

Executive Officer, and makes a recommendation regarding the compensation of our President and Chief Executive Officer to the full board of directors, which then approves the compensation of our President and Chief Executive Officer. Mr. Scott, our President and Chief Executive Officer and a director, is not present when the board of directors discusses and makes decisions about his compensation. The compensation committee also grants equity awards to our executive officers.

The compensation committee may engage compensation consultants to evaluate executive compensation, discuss general compensation trends, provide competitive market practice data, and assist in the design and implementation of certain elements of the executive compensation program.

In anticipation of the Business Combination, our compensation committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc, an independent executive compensation consulting firm, or Aon, as its independent compensation consultant. Aon reports directly to the compensation committee, and the compensation committee has the sole authority to hire, fire and direct the work of Aon. As part of its engagement, Aon was requested by the compensation committee to create our executive compensation peer group and perform an analysis of executive compensation as relates to base salary, target annual cash incentives and long-term equity incentives. Aon provided recommendations for public company executive compensation, including base salary increases of certain executive officers, target bonus opportunities for the annual performance-based cash incentive plan, and issuance of equity awards to certain executive officers based on its review of proxy statement data, proprietary survey data, current industry trends, existing employment arrangements, competitive equity dilution and overhang and other factors specifically related to us. The board of directors and compensation committee considered these recommendations, along with the Company’s and each executive’s performance, in determining these compensation changes, which were made to ensure better alignment with our compensation philosophy and in consideration of internal pay equity. In addition, Aon developed recommendations for director compensation which we used to create our public company director compensation policy.

The companies in our compensation peer group are selected based on the industry in which they operate, the size of their business and similarities in certain qualitative factors such as geography, stock performance and business model. These companies are also representative of the types of companies with which we compete for executive talent.

In connection with our compensation determinations made following the Business Combination, our initial peer group consisted of the following U.S. publicly-traded companies:

908 Devices Inc.	Co-Diagnostics, Inc.	Outset Medical, Inc.

Acutus Medical, Inc.	Inogen, Inc.	Pulmonx Corporation

Alphatec Holdings, Inc.	Intersect ENT, Inc.	SeaSpine Holdings Corporation

Atrion Corporation	iRhythm Technologies, Inc.	SI-BONE, Inc.

Axionics, Inc.	LeMaitre Vascular, Inc.	Silk Road Medical, Inc.

AxoGen, Inc.	Mesa Laboratories, Inc.	TransMedics Group, Inc.

Berkeley Lights, Inc.	Neuronetics, Inc.	Vapotherm, Inc.

Butterfly Network, Inc.	OrthoPediatrics Corp.	ViewRay, Inc.

Although our board of directors and compensation committee consider the advice and recommendations of Aon or any other independent compensation consultant that our compensation committee may engage as to our executive or director compensation, our board of directors and compensation committee ultimately make their own decisions about these matters.

Aon did not provide any services to us or our compensation committee other than as described above in connection with our executive and director compensation for 2021, although we may engage Aon or another consultant to provide services for us in connection with executive and director compensation in the future. The compensation committee has assessed the independence of Aon pursuant to SEC rules and concluded that Aon’s work for the compensation committee does not raise any conflict of interest.

The board of directors has adopted a written charter for the compensation committee, which is available on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee did not meet during the period from the Closing on December 22, 2021 through December 31, 2021, and HealthCor’s nominating and corporate governance committee did not meet during the year ended December 31, 2021. Our nominating and corporate governance committee consists of Daniel J. Wolterman, who serves as the chairperson, Ruth Fattori and Maria Sainz. All members of the nominating and corporate governance committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying members of the board of directors qualified to fill vacancies on any committee of the board of directors and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to us, (5) overseeing the evaluation of the board of directors, (6) overseeing the process of succession planning for the Chief Executive Officer and, as warranted, other senior officers of Hyperfine and (7) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

Generally, our nominating and corporate governance committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating and corporate governance committee will evaluate a candidate’s qualifications in accordance with our Corporate Governance Guidelines and the “Nominating and Corporate Governance Committee Policy Regarding Qualifications of Directors” appended to our nominating and corporate governance committee charter. Threshold criteria include: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and conflicts of interest. Our nominating and corporate governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and corporate governance committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our bylaws, in the “Policy on Stockholder Recommendation of Candidates for Election as Directors” appended to our nominating and corporate governance committee charter, and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. Any such recommendation should be made in writing to the nominating and corporate governance committee, care of our Corporate Secretary at our principal executive office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•	all information relating to such person that would be required to be disclosed in a proxy statement;

•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;

•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•	certain information about any other security holder of the Company who supports the proposed nominee;

•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our bylaws.

The board of directors has adopted a written charter for the nominating and corporate governance committee which is available on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and our committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of our chief executive officer and management succession planning. A copy of our corporate governance guidelines is posted on our website at https://hyperfine.io under Investors —Corporate Governance — Documents & Charters.

Compensation Committee Interlocks and Insider Participation

Our compensation committee has two members, Ruth Fattori, who serves as the chairperson, and John Dahldorf. In 2021, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee. There are no family relationships between or among the members of our board of directors or executive officers.

Board Leadership Structure and Role on Risk Oversight

The positions of our chairperson of the board and chief executive officer are separate. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairperson of the board to lead the board of directors in its fundamental roles of setting a company’s overall strategy and providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

The board of directors has extensive involvement in the oversight of risk management related to us and our business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.

Stockholder Communications to the Board of Directors

Generally, stockholders and other constituents who have questions or concerns should contact our Investor Relations group at (866) 796-6767 or investors@hyperfine.io. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairperson of the board of directors at Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437. Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as: junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Introduction

Executive and Director Compensation of HealthCor

The following disclosure concerns the compensation of HealthCor’s executive officers and directors from inception (i.e. pre-Business Combination).

None of HealthCor’s executive officers or directors received any cash compensation for services rendered to HealthCor. Since the consummation of HealthCor’s initial public offering and until the earlier of the consummation of the initial business combination or HealthCor’s liquidation, HealthCor agreed to reimburse its sponsor, HC Sponsor LLC (the “Sponsor”), for office space and secretarial and administrative services provided to HealthCor, in an amount up to $10,000 per month. In addition, the Sponsor, executive officers and directors and their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities conducted on HealthCor’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. HealthCor’s audit committee was responsible for reviewing all payments made by HealthCor to the Sponsor, executive officers and directors and their respective affiliates on a quarterly basis. Any such payments prior to the Business Combination were made using funds held outside of the HealthCor’s trust account. Other than quarterly audit committee review of such reimbursements, HealthCor did not have any additional controls in place for governing reimbursement payments to its directors and executive officers for their out-of-pocket expenses incurred on behalf of HealthCor and in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, was paid by HealthCor to the Sponsor, executive officers and directors or any of their respective affiliates, prior to completion of the Business Combination.

Executive and Director Compensation of Hyperfine

This section provides an overview of Hyperfine’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the applicable exchange ratios to reflect the number of securities and exercise prices following the Business Combination.

As of December 31, 2021, Hyperfine’s named executive officers (“Named Executive Officers” or “NEOs”) were:

•	Dave Scott, President and Chief Executive Officer,

•	Khan Siddiqui, M.D., Chief Medical Officer and Chief Strategy Officer, and

•	Neela Paykel, General Counsel, Chief Compliance Officer and Corporate Secretary.

The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance. Prior to the completion of the Business Combination in December 2021, Legacy Hyperfine’s board of directors historically determined the compensation for the NEOs.

For 2021, the compensation program for the NEOs consisted of a base salary and incentive compensation delivered in the form of cash bonuses and time-based stock option awards, each as described below:

•

Base Salary. Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

•

Cash Bonuses. Cash bonuses are paid to incentivize the NEOs to achieve annual financial and operating performance metrics and have been paid at the discretion of the board of directors. Other than the CEO, the bonus is approved by the compensation committee.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our NEOs for the year ended December 31, 2020 and 2021.

Name and Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)		Total ($)
Dave Scott, President and Chief Executive Officer	2021	$252,147	(2)	$2,000,000	(3)	$5,848,819	(4)	$8,100,966
	2020	$—		$—		$—		$—
Khan Siddiqui, M.D., Chief Medical Officer and Chief Strategy Officer	2021	$331,250	(5)	$144,000	(3)	$108,195	(6)(7)	$583,445
	2020	$255,208		$150,000		$494,241	(8)	$899,449
Neela Paykel, General Counsel, Chief Compliance Officer and Corporate Secretary	2021	$233,333	(9)	$152,500	(3)	$201,683	(10)	$587,516
	2020	$—		$—		$—		$—

(1)

The amount represents the aggregate grant date fair value for option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. A discussion of our methodology for determining grant date fair value may be found in Note 12 to our audited combined and consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 25, 2022.

(2)	Mr. Scott joined Legacy Hyperfine on May 24, 2021. His current annual base salary is $750,000.
(3)

Mr. Scott received a one-time signing bonus of $1,500,000, with the first installment of $750,000 paid upon his start date and the second installment of $750,000 paid upon the six-month anniversary of his start date, and a $500,000 discretionary bonus with respect to 2021 performance. Dr. Siddiqui received a $50,000 discretionary transaction bonus paid in connection with the consummation of the Business Combination and a $94,000 discretionary bonus with respect to 2021 performance. Ms. Paykel received a one-time signing bonus of $25,000, a $25,000 discretionary transaction bonus paid in connection with the consummation of the Business Combination and a $102,500 discretionary bonus with respect to 2021 performance.

(4)

Mr. Scott was granted options to purchase shares of Legacy Hyperfine common stock in April 2021 with an exercise price per share equal to the fair market value of the common stock on the grant date. 1,899,500 of the shares underlying the options have an exercise price per share of $3.27 and vest, subject to continued service, as to 25% on June 30, 2022, with the remainder vesting in 36 equal monthly installments thereafter, and 949,750 of the shares underlying the options have an exercise price per share of $3.27 and vest, subject to continued service, upon the achievement of performance conditions.

(5)	Dr. Siddiqui joined Legacy Hyperfine as its Chief Medical Officer and Chief Strategy Officer on January 27, 2020. His current annual base salary is $420,000.
(6)

Dr. Siddiqui was granted options to purchase shares of Legacy Hyperfine common stock in April 2021 with an exercise price per share equal to the fair market value of the common stock on the grant date. The 54,037 shares underlying the options have an exercise price per share of $3.27 and vest, subject to continued service, in 48 monthly installments beginning on January 31, 2021.

(7)

Dr. Siddiqui was granted options to purchase shares of Liminal common stock in May 2021 with an exercise price per share equal to the fair market value of the common stock on the grant date. The 1,796 shares underlying the options have an exercise price per share of $5.24 and vest, subject to continued service, in 48 monthly installments beginning on October 31, 2020.

(8)

Dr. Siddiqui was granted options to purchase shares of Legacy Hyperfine common stock in January 2020 with an exercise price per share equal to the fair market value of the common stock on the grant date. The

235,145 shares underlying the options have an exercise price per share of $3.76 and vest, subject to continued service, as follows: 25% of the shares vested on December 31, 2020, with the remainder vesting in equal monthly installments over the following 36 months.
(9)	Ms. Paykel joined Legacy Hyperfine in May 2021. Her current annual base salary is $350,000.
(10)

Ms. Paykel was granted options to purchase shares of Legacy Hyperfine common stock in April 2021 with an exercise price per share equal to the fair market value of the common stock on the grant date. The 98,250 shares underlying the options have an exercise price per share of $3.27 and vest, subject to continued service, as to 25% on June 30, 2022, with the remainder vesting in equal monthly installments over the following three years.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2021. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the Hyperfine Exchange Ratio and the Liminal Exchange Ratio, as applicable, to reflect the number of securities and exercise prices following the Business Combination.

Name	Option Awards Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date
Dave Scott	4/27/2021	—	(1)	1,899,500	$3.27	4/27/2031
	4/27/2021	—	(2)	474,875	$3.27	4/27/2031
	4/27/2021	—	(3)	474,875	$3.27	4/27/2031
Khan Siddiqui, M.D.	1/27/2020	52,397	(4)	52,403	$3.76	1/27/2030
	1/27/2020	65,169	(5)	65,176	$3.76	1/27/2030
	4/14/2021	13,507	(6)	40,530	$3.27	4/14/2031
	5/12/2021	561	(7)	1,235	$5.24	5/12/2031
Neela Paykel	4/27/2021	—	(8)	98,250	$3.27	4/27/2031

(1)

Represents an option to purchase 1,899,500 shares of Class A common stock granted on April 27, 2021. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vest on June 30, 2022, with the remainder vesting in equal monthly installments over the following 36 months.

(2)

Represents an option to purchase 474,875 shares of Class A common stock granted on April 27, 2021. The shares underlying this option vest and will become exercisable upon the first to occur of the following: (1) the completion of a business combination that results in the operating business of Legacy Hyperfine and Liminal becoming a publicly traded company (a “SPAC transaction”) within two years of Mr. Scott’s start date and the common stock of the Company achieving a closing price per share of $15.00 or more for at least 20 out of 30 consecutive trading days within two years of the closing of the SPAC transaction; (2) the completion of the initial public offering of Legacy Hyperfine and Liminal (“IPO”) within two years of Mr. Scott’s start date and the common stock of the Company achieving a closing price per share that equals or exceeds 1.5 times $3.92 (as adjusted) within two years of the closing of the IPO; or (3) the closing of a private financing round within two years of Mr. Scott’s start date in which $50 million or more is raised and the Company’s stock price per share equals or exceeds 1.5 times $3.92 (as adjusted). On February 24, 2022, the board of directors amended these options to extend the time period for achieving a closing price per share of $15.00 or more for at least 20 out of 30 consecutive trading days from within two years of the closing of the SPAC transaction to within three years of the closing of the SPAC transaction.

(3)

Represents an option to purchase 474,875 shares of Class A common stock granted on April 27, 2021. The shares underlying this option vest and will become exercisable upon the first to occur of the following: (1) the completion of a SPAC transaction within two years of Mr. Scott’s start date and the Company’s common stock achieving a price per share of $30.00 or more for at least 20 out of 30 consecutive trading days within four years of the closing of the SPAC transaction; (2) the completion of an IPO within two years of Mr. Scott’s start date and the Company’s common stock achieving a price per share that equals or exceeds 3.0 times $3.92 (as adjusted) within four years of the closing of the IPO; or (3) the closing of a private financing round within four years of Mr. Scott’s start date in which $50 million or more is raised and the Company’s stock price per share equals or exceeds 3.0 times $3.92 (as adjusted).
(4)

Represents an option to purchase 104,800 shares of Class A common stock granted on January 27, 2020. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on December 31, 2020, with the remainder vesting in equal monthly installments over the following 36 months.

(5)

Represents an option to purchase 130,345 shares of Class A common stock granted on January 27, 2020. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vested on December 31, 2020, with the remainder vesting in equal monthly installments over the following 36 months.

(6)

Represents an option to purchase 54,037 shares of Class A common stock granted on April 14, 2021. The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on January 31, 2021.

(7)

Represents an option to purchase 1,796 shares of Class A common stock granted on May 12, 2021. The shares underlying this option vest, subject to continued service, in 48 equal monthly installments beginning on October 31, 2020.

(8)

Represents an option to purchase 98,250 shares of Class A common stock granted on April 27, 2021. The shares underlying this option vest, subject to continued service, as follows: 25% of the shares vest on June 30, 2022, with the remainder vesting in equal monthly installments over the following 36 months.

Employment Arrangements

Legacy Hyperfine entered into an Offer Letter of Employment with Mr. Scott as Legacy Hyperfine’s President and Chief Executive Officer on April 25, 2021, an Offer Letter of Employment with Alok Gupta as Legacy Hyperfine’s Chief Financial Officer on July 17, 2021, an Offer Letter of Employment with Mark Hughes on June 7, 2019, an Offer Letter of Employment with Dr. Siddiqui as Legacy Hyperfine’s Chief Medical Officer and Chief Strategy Officer on January 4, 2020, an Offer Letter of Employment with Neela Paykel as Legacy Hyperfine’s General Counsel on April 13, 2021, and an Offer Letter of Employment with Scott White as Legacy Hyperfine’s Chief Commercial Officer on August 24, 2021, the material terms of which are described below. In addition, each named executive officer has entered into a confidentiality agreement obligating the officer to refrain from disclosing any of our proprietary information received during the course of employment.

Dave Scott

Legacy Hyperfine entered into an Offer Letter of Employment with Mr. Scott on April 25, 2021, as amended, to begin employment as Legacy Hyperfine’s President and Chief Executive Officer on May 24, 2021. Pursuant to the terms of his Offer Letter, Mr. Scott’s initial annual base salary was $400,000. Effective December 22, 2021, Mr. Scott’s annual base salary is $750,000. Mr. Scott was eligible to receive a minimum discretionary bonus of $400,000 for 2021 based on the successful completion of the Company’s initial public offering or a business combination that results in the operating business of the Company becoming a publicly traded company and the attainment of other goals, objectives and performance metrics. Beginning in 2022, Mr. Scott is eligible to receive an annual discretionary bonus with a target of 100% of Mr. Scott’s base salary and a cap of 200% of Mr. Scott’s base salary, provided that he is employed with Hyperfine through the scheduled date of payment of such bonus.

Pursuant to his Offer Letter, Mr. Scott received a one-time signing bonus of $1,500,000, with the first installment of $750,000 paid upon his start date and the second installment of $750,000 paid upon the six-month anniversary of his start date. If Mr. Scott was terminated by the Company for cause (as defined in his Offer Letter) or resigned without good reason (as defined in his Offer Letter) prior to the six-month anniversary of his start date, Mr. Scott would be required to repay the sign-on bonus. If Mr. Scott was terminated by the Company without cause or resigned with good reason, he would not be required to repay the sign-on bonus.

In addition, pursuant to the Offer Letter, Mr. Scott was granted 1,899,500 time-based stock options with an exercise price of $3.27 per share, with 25% of the award to vest on June 30, 2022, and the remainder of the options vesting in equal monthly installments over the following 36 months. If Mr. Scott’s employment terminates because of his death, such options will vest such that no less than 50% of the shares subject to the award will be vested on the termination date.

Mr. Scott was also granted 474,875 performance-based stock options with an exercise price of $3.27 per share (the “1.5X Options”), which options vest upon the first to occur of: (1) the completion of a business combination that results in the operating business of Legacy Hyperfine and Liminal becoming a publicly traded company (a “SPAC transaction”) within two years of Mr. Scott’s start date and the Company’s common stock achieving a closing price per share of $15.00 or more for at least 20 out of 30 consecutive trading days within two years of the closing of the SPAC transaction; (2) the completion of the initial public offering of Legacy Hyperfine and Liminal (“IPO”) within two years of Mr. Scott’s start date and the Company’s common stock achieving a closing price per share that equals or exceeds 1.5 times $3.92 (as adjusted) within two years of the closing of the IPO; or (3) the closing of a private financing round (a “Financing”) within two years of Mr. Scott’s start date in which $50 million or more is raised and the Company’s stock price per share equals or exceeds 1.5 times $3.92 (as adjusted). On February 24, 2022, the board of directors amended the 1.5X Options to extend the time period for achieving a closing price per share of $15.00 or more for at least 20 out of 30 consecutive trading days from within two years of the closing of the SPAC transaction to within three years of the closing of the SPAC transaction. In addition, Mr. Scott was granted 474,875 performance-based stock options with an exercise price of $3.27 per share, which options vest upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Scott’s start date and the Company’s common stock achieving a price per share of $30.00 or more for at least 20 out of 30 consecutive trading days within four years of the closing of the SPAC transaction; (2) the completion of an IPO within two years of Mr. Scott’s start date and the Company’s common stock achieving a price per share that equals or exceeds 3.0 times $3.92 (as adjusted) within four years of the closing of the IPO; or (3) the closing of a private financing round within four years of Mr. Scott’s start date in which $50 million or more is raised and the Company’s stock price per share equals or exceeds 3.0 times $3.92 (as adjusted). Mr. Scott’s Offer Letter provided that, subject to approval by the board of directors, Mr. Scott would be granted 474,875 performance-based stock options (the “5X Options”), which options will vest upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Scott’s start date and the Company’s common stock achieving a price per share of $50.00 or more for at least 20 out of 30 consecutive trading days within six years of the closing of the SPAC transaction; (2) the completion of an IPO within two years of Mr. Scott’s start date and the Company’s common stock achieving a price per share that equals or exceeds 5.0 times $3.92 (as adjusted) within six years of the closing of the IPO; or (3) the closing of a private financing round within six years of Mr. Scott’s start date in which $50 million or more is raised and Hyperfine’s stock price per share equals or exceeds 5.0 times $3.92 (as adjusted). In lieu of the 5X Options, on March 29, 2022, Mr. Scott was granted 474,875 options with an exercise price of $3.32 per share, which will vest in full on the five year anniversary of the grant date, subject to Mr. Scott’s continued employment through the vesting date (the “5-year Options”).

Following the closing of a SPAC transaction or IPO within two years of Mr. Scott’s start date, Mr. Scott will receive a grant of restricted stock units (“RSUs”) in the Company with a value of $2,500,000, subject to the approval of the board of directors, Mr. Scott’s continued service on the grant date and time-based vesting conditions. In the event a SPAC transaction or IPO had not occurred, Mr. Scott would have been awarded a transaction bonus of $2,500,000 for a successful financing round of Legacy Hyperfine of $50 million or more within two years of his start date.

Pursuant to the Offer Letter, if Mr. Scott’s employment is terminated without cause or if Mr. Scott resigns with good reason, Mr. Scott will receive severance equal to 12 months base salary and target bonus and payment of an amount equal to COBRA premiums for 12 months. He will receive 12 months accelerated vesting of outstanding time-based vesting equity awards (except for the 5-year Options), and any vested options, including options with performance-based vesting that have previously vested, will be eligible to be exercised until the earlier of the third anniversary of Mr. Scott’s termination of employment or their originally scheduled expiration date. Mr. Scott will also receive 36 months of accelerated vesting of any outstanding RSUs granted in connection with a SPAC transaction or IPO described above. If a SPAC transaction, IPO or Financing has not occurred and the Company terminates Mr. Scott’s employment within 24 months of his start date, Mr. Scott will receive $2,500,000 in lieu of the RSU grant described above.

If during the period beginning three months prior to and ending eighteen months following the date of a change in control, the Company terminates Mr. Scott’s employment without cause or if he resigns with good reason, Mr. Scott will receive severance equal to two times the sum of his base salary and target bonus, paid as a lump sum, plus payment of an amount equal to COBRA premiums for 24 months. He will receive 100% accelerated vesting for all time-based vesting equity awards and for the award of 474,875 performance-based stock options that includes the performance vesting criteria of a price per share that equals or exceeds 1.5 times $3.92 (as adjusted). The awards subject to such accelerated vesting shall be eligible to be exercised until the earlier of the third anniversary of Mr. Scott’s termination of employment or their originally scheduled expiration date. In addition, if a SPAC transaction, IPO or financing round has not occurred and the Company terminates Mr. Scott’s employment without cause or Mr. Scott terminates his employment for good reason during a change in control period and within 36 months of his start date, Mr. Scott will receive $2,500,000 in lieu of the RSU grant described above.

Alok Gupta

Legacy Hyperfine entered into an Offer Letter of Employment with Mr. Gupta on July 17, 2021 as Legacy Hyperfine’s Chief Financial Officer. Pursuant to the terms of his Offer Letter, Mr. Gupta’s annual base salary was $400,000. Mr. Gupta is eligible to receive an annual discretionary bonus with a target of 40% of his base salary, prorated for calendar year 2021, provided that he is employed with Hyperfine through the scheduled date of payment of such bonus.

Pursuant to his Offer Letter, Mr. Gupta was eligible to receive a one-time payment of $85,000 to be paid upon the six-month anniversary of his start date to cover the costs of relocation. If Mr. Gupta resigns without good reason prior to the 12-month anniversary of his start date, Mr. Gupta is required to repay the relocation payment. Mr. Gupta also received a bonus of $25,000 in January 2022 in connection with the completion of the Business Combination.

Mr. Gupta’s Offer Letter provides that, subject to approval by our board of directors or compensation committee, at the first meeting of the compensation committee following the registration of our equity compensation plan with the SEC after the closing of a SPAC Transaction, Mr. Gupta would be granted 100,000 RSUs, with 25% of the award to vest on September 30, 2022 and the remainder of the RSUs vesting in equal quarterly installments over the following three years, subject to Mr. Gupta’s continued employment on each vesting date. In addition, subject to approval by our board of directors or compensation committee, Mr. Gupta would be granted 200,000 stock options at the first meeting of the compensation committee following the closing of a SPAC Transaction, with an exercise price equal to the closing price of the stock on such date, with 25% of the award to vest on September 30, 2022, and the remainder of the options vesting in equal monthly installments over the following three years, subject to Mr. Gupta’s continued employment on each vesting date.

Mark Hughes

Legacy Hyperfine entered into an Offer Letter of Employment with Mr. Hughes on June 7, 2019 to begin employment as Legacy Hyperfine’s Head of Research and Program Management on July 1, 2019. Beginning January 1, 2020, Mr. Hughes served as Legacy Hyperfine’s Chief Operating Officer. In March 2022, Mr. Hughes transitioned from Chief Operating Officer to the position of Vice President, Hardware Engineering and Operations.

Khan Siddiqui, M.D.

Legacy Hyperfine entered into an Offer Letter of Employment with Dr. Siddiqui as Legacy Hyperfine’s Chief Medical Officer and Chief Strategy Officer on January 4, 2020. Pursuant to the terms of his Offer Letter, Dr. Siddiqui’s annual base salary was $300,000. As of August 1, 2021, Dr. Siddiqui’s annual base salary was increased to $375,000, and as of February 11, 2022, Dr. Siddiqui’s annual base salary was increased to $420,000. Dr. Siddiqui is eligible to receive an annual discretionary bonus with a target of 50% of his annual base salary, provided that he is employed with Hyperfine through the scheduled date of payment of such bonus.

Pursuant to his Offer Letter, Dr. Siddiqui was granted 235,145 stock options with an exercise price of $3.76 per share, with 25% of each award to vest on December 31, 2020, and the remainder of the options vesting in equal monthly installments, over the following three years, subject to Dr. Siddiqui’s continued employment on each vesting date.

Neela Paykel

Legacy Hyperfine entered into an Offer Letter of Employment with Ms. Paykel on April 13, 2021 as Legacy Hyperfine’s General Counsel. Pursuant to the terms of her Offer Letter, Ms. Paykel’s annual base salary is $350,000. Ms. Paykel is eligible to receive an annual discretionary bonus with a target of 40% of her base salary, prorated for calendar year 2021, provided that she is employed with Hyperfine through the scheduled date of payment of such bonus. Ms. Paykel also received a bonus of $25,000 in January 2022 in connection with the completion of the Business Combination.

Pursuant to her Offer Letter, Ms. Paykel received a one-time payment of $25,000 as a sign-on bonus. If Ms. Paykel voluntarily terminates her employment prior to the 12-month anniversary of her start date, Ms. Paykel is required to repay the sign-on bonus.

Pursuant to her Offer Letter, Ms. Paykel was granted 98,250 stock options with an exercise price of $3.27 per share, with 25% of the award to vest on June 30, 2022, and the remainder of the options vesting in equal monthly installments over the following three years, subject to Ms. Paykel’s continued employment on each vesting date.

Scott White

Legacy Hyperfine entered into an Offer Letter of Employment with Mr. White on August 24, 2021 to serve as Legacy Hyperfine’s Chief Commercial Officer starting on September 27, 2021. Pursuant to the terms of his Offer Letter, Mr. White’s annual base salary is $325,000. Mr. White is eligible to receive an annual discretionary bonus with a target of 40% of his base salary, to be prorated for calendar year 2021, provided that he is employed with Hyperfine through the scheduled date of payment of such bonus.

Pursuant to his Offer Letter, Mr. White received a one-time payment of $25,000 as a sign-on bonus. If Mr. White voluntarily terminates his employment prior to the 12-month anniversary of his start date, Mr. White is required to repay the sign-on bonus.

Mr. White’s Offer Letter provides that, subject to approval by the board of directors or compensation committee, at the first meeting of the board of directors or the compensation committee following the registration of Hyperfine’s equity compensation plan with the SEC after the closing of a SPAC Transaction, Mr. White would be granted 20,000 RSUs, with 25% of the award to vest on September 30, 2022 and the remainder of the RSUs vesting in equal quarterly installments over the following three years, subject to Mr. White’s continued employment on each vesting date. In addition, subject to approval by the board of directors or compensation committee, Mr. White would be granted 40,000 stock options at the first meeting of the board of directors following the closing of a SPAC Transaction, with an exercise price equal to the closing price of the stock on such date, with 25% of the award to vest on September 30, 2022, and the remainder of the options vesting in equal monthly installments over the following three years, subject to Mr. White’s continued employment on each vesting date.

Employee Benefits

Our NEOs participate in employee benefit programs available to its employees generally, including a tax-qualified 401(k) plan. Hyperfine did not maintain any executive-specific benefit or perquisite programs in 2021.

Severance Plan

On December 22, 2021, the board of directors adopted the Hyperfine, Inc. Executive Severance Plan (the “Severance Plan”). Current participants in the Severance Plan include all employees with the title of Vice President, including Executive Vice President, Senior Vice President and Vice President.

Under the Severance Plan, if we terminate a participant’s employment without cause (as defined in the Severance Plan) at any time other than during the twelve (12) month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:

•

Severance payable in the form of salary continuation or a lump sum payment. The severance amount is equal to participant’s then-current base salary times a multiplier determined based on the participant’s title or role with us.

•	We will pay for company contribution for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) during the severance period.

Under the Severance Plan, if we terminate a participant’s employment without cause or a participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:

•

Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier determined based on the participant’s title or role with us.

•	We will pay for company contribution for continuation coverage under COBRA during the severance period.

•

Any outstanding unvested equity awards held by the participant under any then-current outstanding equity incentive plan(s) will become fully vested as of the date the termination of such participant’s employment becomes effective.

A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by us.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended 2021 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1)($)		Option Awards (2)($)		Total ($)
R. Scott Huennekens	$83,037	(3)	$179,995	(4)	$2,437,008	(5)	$2,700,040
Jonathan M. Rothberg, Ph.D	$1,370		$179,995	(4)	$1,908,126	(6)	$2,089,491
John Dahldorf	$2,123		$179,995	(4)	—		$182,118
Ruth Fattori	$1,918		$179,995	(4)	—		$181,913
Maria Sainz	$1,781		$179,995	(4)	—		$181,776
Daniel J. Wolterman	$1,918		$179,995	(4)	—		$181,913

(1)

The amount represents the aggregate grant date fair value for stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. A discussion of our methodology for determining grant date fair value may be found in Note 12 to our audited combined and consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 25, 2022.

(2)

The amount represents the aggregate grant date fair value for option awards computed in accordance with ASC 718. A discussion of our methodology for determining grant date fair value may be found in Note 12 to our audited combined and consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 25, 2022.

(3)

Mr. Huennekens received $81,667 during 2021 pursuant to a Consulting Agreement entered into between Legacy Hyperfine and Mr. Huennekens on April 25, 2021, and $1,370 pursuant to Hyperfine’s non-employee director compensation policy.

(4)

The aggregate grant date fair value for this award was determined by multiplying 19,586, the number of shares granted, by $9.19, the closing price of our Class A common stock on the Nasdaq Global Market on December 23, 2021, the date of the grant. The RSUs were granted pursuant to our non-employee director compensation policy and vest in equal annual installments over three years beginning on December 23, 2022, subject to the director’s continued service through the applicable vesting date.

(5)

Mr. Huennekens was granted options to purchase shares of Legacy Hyperfine common stock in April 2021 with an exercise price per share equal to the fair market value of the common stock on the grant date. 712,312 of the shares underlying the options have an exercise price of $3.27 per share and vest, subject to continued service, as to 25% on June 30, 2022, with the remainder vesting in 36 equal monthly installments thereafter, and 474,874 of the shares underlying the options have an exercise price of $3.27 per share and vest, subject to continued service, upon the achievement of performance conditions.

(6)

Dr. Rothberg was granted options to purchase shares of Legacy Hyperfine common stock in April 2021 with an exercise price per share equal to the fair market value of the common stock on the grant date. The 982,500 shares underlying the options have an exercise price of $3.27 per share and vested and became exercisable on December 15, 2021.

The following table shows the aggregate number of shares subject to options and restricted stock units held by each of our non-employee directors as of December 31, 2021.

Name	Number of Stock Options Held at Fiscal Year- End	Number of Restricted Stock Units Held at Fiscal Year-End
R. Scott Huennekens	1,187,186	19,586
Jonathan M. Rothberg, Ph.D	982,500	19,586
John Dahldorf	—	19,586
Ruth Fattori	—	19,586
Maria Sainz	—	19,586
Daniel J. Wolterman	—	19,586

Director Compensation Policy

On December 22, 2021, we adopted a non-employee director compensation policy. Pursuant to the policy, the annual retainer for non-employee directors is $50,000. Annual retainers for committee membership are as follows:

Position	Retainer
Audit committee chairperson	$20,000
Audit committee member	$10,000
Compensation committee chairperson	$15,000
Compensation committee member	$7,500
Nominating and corporate governance committee chairperson	$10,000
Nominating and corporate governance committee member	$5,000

These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board and any committee of the board on which they serve and in connection with other business related to the board. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.

In addition, we grant to new non-employee directors upon their initial election to our board of directors (including any non-employee director whose election to our board of directors was approved at the Special Meeting of Stockholders held on December 21, 2021) a number of RSUs (each RSU relating to one share of our Class A common stock) having an aggregate fair market value equal to $180,000, determined by dividing (A) $180,000 by (B) the closing price of our Class A common stock on Nasdaq on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to the board. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.

Further, in connection with each of our annual meetings of stockholders, each non-employee director automatically receives an option to purchase shares of our Class A common stock having an aggregate grant date fair value of $100,000, valued based on a Black-Scholes valuation method (rounded down to the nearest whole share), each year beginning in 2022 on the first business day after our annual meeting of stockholders. Each of these options has a term of 10 years from the date of the award and vests at the end of the period beginning on the date of each regular annual meeting of stockholders (or the first business day of the third fiscal quarter, as applicable) and ending on the date of the next regular annual meeting of stockholders, subject to the non-employee director’s continued service as a director through the applicable vesting dates.

Consulting Agreement with R. Scott Huennekens

Legacy Hyperfine entered into a Consulting Agreement with R. Scott Huennekens on April 25, 2021 to provide consulting services to Legacy Hyperfine as the Executive Chairperson of Legacy Hyperfine’s board of directors. Pursuant to the terms of the Consulting Agreement, Mr. Huennekens is paid $10,000 per month. In addition, Mr. Huennekens was granted 712,312 stock options with an exercise price of $3.27 per share, with 25% of the award to vest on June 30, 2022, and the remainder of the options vesting in equal monthly installments over the following 36 months, subject to Mr. Huennekens’ continued service on each vesting date. Mr. Huennekens was also granted 237,437 performance-based stock options with an exercise price of $3.27 per share, which options vest upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Huennekens’ start date and the Company’s common stock achieving a closing price per share of $15.00 or more for at least 20 out of 30 consecutive trading days within three years of the closing of the SPAC transaction; (2) the completion of an initial public offering within two years of Mr. Huennekens’ start date and the Company’s common stock achieving a closing price per share that equals or exceeds 1.5 times $3.92 (as adjusted) within three years of the closing of the initial public offering; or (3) the closing of a private financing round within three years of Mr. Huennekens’ start date in which $50 million or more is raised and Hyperfine’s stock price per share equals or exceeds 1.5 times $3.92 (as adjusted). In addition, Mr. Huennekens was granted 237,437 performance-based stock options with an exercise price of $3.27 per share, which options vest upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Huennekens’ start date and the Company’s common stock achieving a closing price per share of $30.00 or more for at least 20 out of 30 consecutive trading days within four years of the closing of the SPAC transaction; (2) the completion of an initial public offering within two years of Mr. Huennekens’ start date and the Company’s common stock achieving a closing price per share that equals or exceeds 3.0 times $3.92 (as adjusted) within four years of the closing of the initial public offering; or (3) the closing of a private financing round within four years of Mr. Huennekens’ start date in which $50 million or more is raised and Hyperfine’s stock price per share equals or exceeds 3.0 times $3.92 (as adjusted).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2021.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,639,652	(1)	$3.21	(2)	8,286,741	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	7,639,652		$3.21		8,286,741	(4)

(1)

Consists of (i) 7,348,438 shares to be issued upon exercise of outstanding options and vesting of outstanding RSUs under the Legacy Hyperfine 2014 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Legacy Hyperfine Plan”), (ii) 173,698 shares to be issued upon exercise of outstanding options and vesting of outstanding RSUs under the Liminal 2021 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Liminal Plan”), and (iii) 117,516 shares to be issued upon exercise of outstanding options and vesting of outstanding RSUs under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”).

(2)	Consists of the weighted-average exercise price of $3.21 for the 7,522,136 stock options outstanding on December 31, 2021.
(3)

Consists of 8,286,741 shares that remained available for future issuance under the 2021 Plan as of December 31, 2021. No shares remained available for future issuance under the Legacy Hyperfine Plan or the Liminal Plan as of December 31, 2021.

(4)

The 2021 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2021 Plan to be added on the first day of each fiscal year, beginning in fiscal year 2022 and ending on the second day of fiscal year 2031. The evergreen provides for an automatic increase in the number of shares available for issuance equal to the lesser of (i) 4% of the number of outstanding shares of common stock on such date and (ii) an amount determined by the plan administrator. This total does not reflect the automatic increase in the number of shares available for issuance under the 2021 Plan that was effective on January 1, 2022 pursuant the evergreen provision.

REPORT OF AUDIT COMMITTEE

The audit committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:

The audit committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our board of directors, which is available on our website at www.hyperfine.io. This committee reviews and reassesses our charter annually and recommends any changes to our board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2021, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and Deloitte & Touche LLP, our independent registered public accounting firm;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and

•

Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee and the audit committee further discussed with Deloitte & Touche LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Members of the Hyperfine, Inc. Audit Committee

John Dahldorf (Chair)
Maria Sainz
Daniel J. Wolterman

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

HealthCor Related Person Transactions

On November 24, 2020, the Sponsor paid $25,000, or approximately $0.006 per share, to cover certain of HealthCor’s offering and formation costs in consideration of 4,312,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On January 29, 2021, HealthCor consummated the sale of 614,000 Class A ordinary shares (the “Private Placement Shares”) to the Sponsor at a price of $10.00 per share in a private placement simultaneously with the closing of HealthCor’s initial public offering (the “HealthCor IPO”). In December 2020 and January 2021, the Sponsor transferred 35,000 Class B ordinary shares to each of Dr. Wolfgang, Mr. Weinstein and Mr. Harris, resulting in HealthCor’s independent directors holding an aggregate of 105,000 Founder Shares. On January 26, 2021, HealthCor effected a share capitalization pursuant to which it issued 862,500 additional Class B ordinary shares, resulting in its Sponsor and these other initial shareholders holding 5,175,000 Class B ordinary shares. Up to 675,000 Founder Shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ exercised their over-allotment option in connection with the HealthCor IPO. As a result of the underwriters’ election to fully exercise their over-allotment option, these Founder Shares were no longer subject to forfeiture.

In addition, the Sponsor purchased, pursuant to a written agreement, an aggregate of 614,000 Private Placement Shares for a purchase price of $10.00 per share in a private placement that occurred with the closing of the HealthCor IPO.

Prior to the completion of the Business Combination, HealthCor maintained its executive offices at 55 Hudson Yards, 28th Floor, New York, NY 10001. The cost for HealthCor’s use of this space was included in the up to $10,000 per month fee HealthCor paid to the Sponsor for office space, administrative and support services. Upon completion of the Business Combination, HealthCor ceased paying these monthly fees.

On November 23, 2020, HealthCor issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which HealthCor could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2021 and (ii) the completion of the HealthCor IPO. The balance of the Promissory Note was repaid in February 2021.

In connection with the HealthCor IPO, HealthCor entered into a registration and shareholder rights agreement (the “Registration and Shareholder Rights Agreement”) pursuant to which the Sponsor was entitled to certain registration rights with respect to the Private Placement Shares, the shares issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the Founder Shares, and, upon consummation of an initial business combination, to nominate three individuals for appointment to HealthCor’s board of directors, as long as the Sponsor holds any securities covered by the Registration and Shareholder Rights Agreement. The Registration and Shareholder Rights Agreement was replaced by the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) entered into by and among the Company, the Sponsor, and certain affiliates of the Sponsor, certain Legacy Hyperfine equityholders, certain Liminal equityholders, and certain other parties at the Closing as described below.

Legacy Hyperfine and Liminal

Liminal Series A Reclassification

On April 1, 2021, the outstanding capital stock of Liminal was reclassified into Series A-1 preferred stock and Series A-2 preferred stock, all of which was held by 4Bionics. The Series A-1 preferred stock is entitled to 10 votes per share and the Series A-2 preferred stock is entitled to 1 vote per share. On April 2, 2021, 4Bionics distributed its shares of Liminal Series A-1 preferred stock and Series A-2 preferred stock to its members. In connection with the distribution, Jonathan M. Rothberg, Ph.D. received a cash payment from 4Bionics of

$480,000 for prior services provided to Liminal, and through the date of the Closing, Dr. Rothberg had received 38,239,355 shares of Series A-1 preferred stock and 778,439 shares of Series A-2 preferred stock with an aggregate estimated value, as of April 2, 2021, of approximately $43,309,751.

Lease Arrangements

We occupy office space at 351 New Whitfield Street, Guilford, Connecticut, residential space at 485 Old Whitfield Street, Guilford, Connecticut, and office space at 3000 El Camino Real, Suite 100, Palo Alto, California. Legacy Hyperfine and Liminal previously occupied office space at 251 West 30th Street, New York, New York. The residential space at 485 Old Whitfield Street, Guilford, Connecticut is leased by 4Catalyzer Corporation, or 4Catalyzer, from Oceanco, LLC, of which Jonathan M. Rothberg Children’s Trust dated April 24, 1997 is the sole owner and Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the Founder of Legacy Hyperfine and Liminal and Vice Chairperson of our board of directors, is the trustee of such trust. We have the right to rent rooms at 485 Old Whitfield Street from 4Catalyzer for $125 per employee per day. The office space at 351 New Whitfield Street, Guilford, Connecticut is leased from an unrelated landlord by 4Catalyzer. 4Catalyzer subleases space to us at 351 New Whitfield Street, where we occupy such portions of the space as 4Catalyzer may designate from time to time on a month-to-month basis, and we pay our pro rata share of expenses paid by 4Catalyzer for such space under the master lease. The office space at 3000 El Camino Real is leased from an unrelated landlord by 4Catalyzer. In connection with the Business Combination Agreement, 4Catalyzer granted us a license to use such portions of the office space at 3000 El Camino Real as 4Catalyzer may designate from time to time. The office space at 251 West 30th Street, New York, New York was leased from an unrelated landlord by 4Catalyzer. We paid 4Catalyzer on a month-to-month basis for use of the space in 485 Old Whitfield Street and 351 New Whitfield Street, but no rental or lease agreements are effective. Under these arrangements, Legacy Hyperfine and Liminal paid $7,155, $9,990, and $20,025 for the years ended December 31, 2019, 2020, and 2021, respectively, related to 485 Old Whitfield Street; $100,245, $102,838, and $129,344 for the same time periods, respectively, related to 351 New Whitfield Street; $95,922, $100,969, and $99,854 for the same time periods, respectively, related to Suite 100 at 3000 El Camino Real; and $10,854, $1,950, and $0 for the same time periods, respectively, related to 251 West 30th Street, New York, New York.

Amended and Restated Technology Services Agreement

On November 11, 2020, Legacy Hyperfine and Liminal entered into an Amended and Restated Technology Services Agreement (the “ARTSA”) by and among 4Catalyzer, Legacy Hyperfine, Liminal and other participant companies controlled by the Rothbergs, including Butterfly Network, Inc., AI Therapeutics, Inc., Quantum-Si Incorporated, 4Bionics, Tesseract Health, Inc. and Homodeus Inc. Under the ARTSA, Legacy Hyperfine, Liminal and the other participant companies agreed to share certain non-core technologies, which means any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, subject to certain restrictions on use, with the other participant companies. The ARTSA provides that ownership of each non-core technology shared by 4Catalyzer, Legacy Hyperfine, Liminal or another participant company will remain with the company that originally shared the non-core technology. The ARTSA also provides for 4Catalyzer to perform certain services to Legacy Hyperfine, Liminal and each other participant company, such as general administration, facilities, information technology, financing, legal, human resources and other services. The ARTSA also provides for the participant companies to provide other services to each other. The fees due to 4Catalyzer or the other participants for such services are allocated to Legacy Hyperfine, Liminal and the participant companies based on the total costs and expenses for the relative amount of services and resources used by the participant company, except for services with respect to intellectual property, which are based on a negotiated cost plus methodology. The ARTSA provides that all inventions of 4Catalyzer, Legacy Hyperfine, Liminal or the other participants made in the course of providing such services will be owned by the receiving participant and that the receiving participant will grant to the participant company providing the services a royalty-free, perpetual, limited, worldwide, non-exclusive license to use such inventions only in the core business field of the participating company. The

ARTSA has an initial term of five years from the date of the ARTSA and provides that the ARTSA will be automatically extended for additional, consecutive one-year renewal terms. Each participating company, including Legacy Hyperfine and Liminal, has the right to terminate the ARTSA at any time upon 30 days’ prior notice and 4Catalyzer has the right to terminate the ARTSA at any time upon 90 days’ prior notice. The Company paid an aggregate of $3,074,195, $2,343,681, and $2,281,792 during the years ended December 31, 2019, 2020, and 2021, respectively, for services under the ARTSA. The Company received an aggregate of $324,404, $363,619, and $11,685 during the years ended December 31, 2019, 2020, and 2021, respectively, for services under the ARTSA. On July 7, 2021, Legacy Hyperfine, Liminal and 4Catalyzer entered into First Addendums to the ARTSA, pursuant to which Legacy Hyperfine and Liminal each terminated its participation under the ARTSA immediately prior to the Closing. Legacy Hyperfine and Liminal each entered into a Master Services Agreement (the “Master Services Agreements”) with 4Catalyzer effective as of July 7, 2021 pursuant to which Legacy Hyperfine and Liminal may engage 4Catalyzer to provide services such as general administration, facilities, information technology, financing, legal, human resources and other services, through future statements of work and under terms and conditions to be determined by the parties with respect to any services to be provided.

Technology and Services Exchange Agreement

Legacy Hyperfine and Liminal have entered into Technology and Services Exchange Agreements (each, a “TSEA” and collectively, the “TSEA”) with other participant companies controlled by the Rothbergs. A TSEA by and among Butterfly Network, Inc., AI Therapeutics, Inc., Quantum-Si Incorporated, 4Bionics, Tesseract Health, Inc., Detect, Inc. (f/k/a Homodeus Inc.), Legacy Hyperfine and Liminal was signed in November 2020; a TSEA by and among Quantum-Si Incorporated, AI Therapeutics, Inc., 4Bionics, Tesseract Health, Inc., Detect, Inc., Legacy Hyperfine and Liminal was signed in February 2021 (and which Protein Evolution, Inc. joined in August 2021); and a TSEA by and among Legacy Hyperfine, Liminal, AI Therapeutics, Inc., Tesseract Health, Inc. and Detect, Inc. was signed in July 2021 and became effective upon the Closing. Under the TSEA, Legacy Hyperfine, Liminal and the other participant companies may, in their discretion, permit the use of non-core technologies, which include any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, by other participant companies. The TSEA provides that ownership of each non-core technology shared by Legacy Hyperfine, Liminal or another participant company will remain with the company that originally shared the non-core technology. In addition, any participant company (including Legacy Hyperfine and Liminal) may, in its discretion, permit its personnel to be engaged by another participant company to perform professional, technical or consulting services for such participant. Unless otherwise agreed to by Legacy Hyperfine, Liminal and the other participant company, all rights, title and interest in and to any inventions, works-of-authorship, idea, data or know-how invented, made, created or developed by the personnel (employees, contractors or consultants) in the course of conducting services for a participant company (“Created IP”) will be owned by the participant company for which the work was performed, and the recipient participant company grants to the party that had its personnel provide the services that resulted in the creation of the Created IP a royalty-free, perpetual, limited, worldwide, non-exclusive, sub-licensable (and with respect to software, sub-licensable in object code only) license to utilize the Created IP only in the core business field of the originating participant company, including a license to create and use derivative works based on the Created IP in the originating participant’s core business field, subject to any agreed upon restrictions. Fees or other compensation payable for services or use of technology under the TSEA will be determined at fair market value and set forth in one or more written work orders to be entered into between the applicable participant companies. As of April 1, 2022, the amount of financial obligations Legacy Hyperfine and Liminal have under the TSEA is approximately $15,514.

Investors’ Rights, Voting and Right of First Refusal Agreements with Legacy Hyperfine and Liminal Stockholders

In connection with Legacy Hyperfine’s Series D preferred stock financing, Legacy Hyperfine entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Legacy Hyperfine’s preferred stock and certain holders of its common stock.

In April 2021, Liminal entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Liminal’s preferred stock. In connection with the distribution of Liminal preferred stock by 4Bionics, each recipient of Liminal preferred stock became party to the investors’ rights, voting and right of first refusal and co-sale agreements.

Amended and Restated Registration Rights Agreement

At the Closing of the Business Combination, the Company, the Sponsor, certain affiliates of the Sponsor, certain stockholders of Legacy Hyperfine, and certain stockholders of Liminal entered into the Registration Rights Agreement, pursuant to which, among other things, the parties to the Registration Rights Agreement agreed, subject to certain exceptions, not to effect any sale or distribution of any equity securities of the Company held by any of them during the lock-up period described therein and were granted certain registration rights with respect to their respective shares of the Company’s common stock, in each case, on the terms and subject to the conditions therein.

Advisory Agreement with Jonathan M. Rothberg, Ph.D.

In connection with the consummation of the Business Combination Agreement, Legacy Hyperfine and Dr. Rothberg, the Founder of Legacy Hyperfine and Liminal and a member of the Hyperfine Board, entered into the Advisory Agreement, effective as of the Closing, pursuant to which Dr. Rothberg will advise the Company’s Chief Executive Officer and provide guidance to Hyperfine Board. As compensation for Dr. Rothberg’s services under the Advisory Agreement, we will pay Dr. Rothberg a consulting fee of $16,667 per month during the term of the Advisory Agreement. The term of the Advisory Agreement will continue until terminated by us or Dr. Rothberg. Any of the parties may terminate the Advisory Agreement for any reason upon giving thirty (30) days’ advance notice of such termination. In the event of such termination, we will be obligated to pay Dr. Rothberg any earned but unpaid consulting fee as of the termination date.

Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance

In connection with this Business Combination, we entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements and our Bylaws require that we indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the indemnification agreements and the Bylaws also require us to advance expenses incurred by our directors and officers. We also maintain a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Policies and Procedures for Related Party Transactions

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of (i) $120,000, and (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:

•	any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;

•	a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;

•	any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Stockholder”); or

•	any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Stockholder of the Company.

An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.

The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.

Under the related person transaction policy, any related person transaction will be reviewed and approved by the audit committee prior to effectiveness or consummation of the transaction, whenever practicable, and if advance approval is not practicable under the circumstances, ratified by the audit committee at its next meeting. Alternatively, a related person transaction arising in the time period between meetings of the audit committee may be presented to the chairperson of the audit committee, who shall review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

On February 24, 2022, our board of directors nominated R. Scott Huennekens, Jonathan M. Rothberg, Ph.D., Dave Scott, John Dahldorf, Ruth Fattori, Maria Sainz and Daniel J. Wolterman for election at the annual meeting. If they are elected, they will serve on our board of directors until the 2023 annual meeting of stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of R. Scott Huennekens, Jonathan M. Rothberg, Ph.D., Dave Scott, John Dahldorf, Ruth Fattori, Maria Sainz and Daniel J. Wolterman as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

An affirmative vote of a majority of the votes cast affirmatively or negatively is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF R. SCOTT HUENNEKENS, JONATHAN M. ROTHBERG, PH.D., DAVE SCOTT, JOHN DAHLDORF, RUTH FATTORI, MARIA SAINZ AND DANIEL J. WOLTERMAN AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. Our board of directors proposes that the stockholders ratify this appointment. We expect that representatives of Deloitte & Touche LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In connection with the closing of the Business Combination on December 22, 2021, our audit committee appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our combined and consolidated financial statements for the year ended December 31, 2021. Marcum LLP served as independent registered public accounting firm of HealthCor prior to the Business Combination. Accordingly, Marcum LLP was replaced as the Company’s independent registered public accounting firm upon the closing of the Business Combination on December 22, 2021. Prior to the closing of the Business Combination, Deloitte & Touche LLP served as auditor for Legacy Hyperfine and Liminal and audited the combined financial statements of Legacy Hyperfine and Liminal as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020.

The report of Marcum LLP on HealthCor’s balance sheet as of December 31, 2020, and the statement of operations, changes in shareholders’ equity and cash flows for the period from November 19, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the audit for the period from November 19, 2020 (inception) through December 31, 2020, and reviews of the unaudited condensed financial statements for the nine months ended September 30, 2021, there were no disagreements between the Company and Marcum LLP on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused it to make reference to the subject matter of the disagreements in its reports on HealthCor’s financial statements for such periods.

During the period from November 18, 2020 (inception) through December 31, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the quarter ended September 30, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the principal executive officer and the principal financial and accounting officer of HealthCor concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as a result of the events that led to HealthCor’s restatement of its financial statements to reclassify all redeemable equity instruments to temporary equity from permanent equity. Based on the foregoing, it was determined that HealthCor had a material weakness as of September 30, 2021 relating to its internal controls over financial reporting.

During the period from November 18, 2020 (inception) to the date the Board approved the engagement of Deloitte as the Company’s independent registered public accounting firm, HealthCor did not consult with Deloitte on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on HealthCor’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

The Company has provided Marcum LLP and Deloitte & Touche LLP with a copy of the foregoing disclosures.

In deciding to appoint Deloitte & Touche LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the years ended December 31, 2021 and 2020, and fees billed for other services rendered by Deloitte & Touche LLP during those periods ($ amounts in thousands).

	2021	2020
Audit Fees (1)	$845	$1,815
Audit-Related Fees (2)	—	—
Tax Fees (2)	—	—
All Other Fees (2)	—	—

Total	$845	$1,815

(1)

Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as the provision of consents in connection with the filing of registration statements and related amendments, as well as other filings.

(2)

Deloitte & Touche LLP did not provide any products and services not disclosed in the table above during the fiscal years ended December 31, 2021 and 2020. As a result, there were no other fees billed or paid during those fiscal years.

The following table presents fees for professional audit services rendered by Marcum LLP for the audit of HealthCor’s financial statements for the period from November 19, 2020 (inception) through December 31, 2020, and fees billed for other services rendered by Marcum LLP during the years ended December 31, 2021 and 2020 ($ amounts in thousands).

	2021	2020
Audit Fees (1)	$147	$64
Audit-Related Fees (2)	—	—
Tax Fees (2)	—	—
All Other Fees (2)	—	—

Total	$147	$64

(1)

Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as the provision of consents in connection with the filing of registration statements and related amendments, as well as other filings.

(2)

Marcum LLP did not provide any products and services not disclosed in the table above during the fiscal years ended December 31, 2021 and 2020. As a result, there were no other fees billed or paid during those fiscal years.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The text of the code of business conduct and ethics is posted on our website at www.hyperfine.io and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2023 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 27, 2022. To be considered for presentation at the 2023 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received not earlier than February 8, 2023 and no later than March 10, 2023. Proposals that are not received in a timely manner will not be voted on at the 2023 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437.

Guilford, Connecticut

April 25, 2022

HYPERFINE, INC. 351 NEW WHITFIELD ST. GUILFORD, CONNECTICUT 06437, UNITED STATES

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HYPR2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83324-P74632 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HYPERFINE, INC.
The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors
Nominees:	For	Against	Abstain
1a. R. Scott Huennekens	☐	☐	☐
1b. Jonathan M. Rothberg, Ph.D.	☐	☐	☐
1c. Dave Scott	☐	☐	☐
1d. John Dahldorf	☐	☐	☐
1e. Ruth Fattori	☐	☐	☐
1f. Maria Sainz	☐	☐	☐
1g. Daniel J. Wolterman	☐	☐	☐
						For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

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D83325-P74632

HYPERFINE, INC.

Annual Meeting of Stockholders

Wednesday, June 8, 2022 at 11:00 a.m. Eastern Time

To be held via live audio webcast

This proxy is solicited by the Board of Directors

The undersigned appoints Dave Scott and Alok Gupta and each of them (the “Proxies”), as Proxies of the undersigned, with the full power of substitution, and authorizes each of them to represent and vote, as designated on the reverse hereof, all of the shares of Class A common stock and Class B common stock of Hyperfine, Inc., held of record by the undersigned at the close of business on April 20, 2022 at the Annual Meeting of Stockholders of Hyperfine, Inc. to be held on June 8, 2022, via live audio webcast at www.virtualshareholdermeeting.com/HYPR2022, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

Continued and to be signed on reverse side